Sino Clean Energy, Inc. Announces First Quarter 2011 Financial Results

•	Q1 2011 revenues increased 38% to $33.8 million; adjusted net income increased 19% to $8.1 million, with adjusted EPS of $0.30
•	Company generated $5.1 million in operating cash flow for first quarter of 2011
•	Company reaffirms full year 2011 guidance and expects revenues of at least $170 million and adjusted net income of at least $38 million
•	Management to host Earnings Conference Call on May 18, 2011 at 10:00 am ET

XI'AN, China, May 17, 2011 -- Sino Clean Energy Inc. (Nasdaq:SCEI) ("Sino Clean Energy," or the "Company"), a leading producer and distributor of coal-water slurry fuel ("CWSF") in the People's Republic of China ("China"), today announced the Company's unaudited financial results for first quarter of 2011.

SUMMARY FINANCIALS

First Quarter 2011 Results
	2011	2010	CHANGE
Sales	$33.8 million	$24.5 million	+38%
Gross Profit	$12.5 million	$10.1 million	+24%
GAAP Net Income (loss)	$12.1 million	$20.5 million	(41%)
Adjusted Earnings (unaudited)	$8.1 million(1)	$6.8 million(2)	+19%
GAAP EPS (Diluted)	$0.48	$1.37	(50%)
Adjusted EPS (Diluted) (unaudited)	$0.30(1)	$0.45(2)	(29%)
Weighted Average Shares (Basic)	23,465,794	12,851,265	+82.6

(1) Excludes non-cash gain of $4.0 million for the changes in fair derivative liabilities.
(2) Excludes non-cash gain of $28.4 million related to extinguishment of derivative liability, non-cash charges of $4.2 million for the changes in fair value of derivative liabilities, $8.6 million for amortization of notes discount and $1.9 million change in value of shares issued for bonus interest.

First Quarter 2011 Financial Results

Revenue -- For the first quarter 2011 increased 38% to $33.8 million from $24.5 million in the same period of the prior year, primarily due to the increased production from the 300,000 metric ton production line added in January 2011 in Guangdong which led to an increase in sales to customers.  For the quarter ended March 31, 2011, the Company sold 290,934 metric tons of CWSF compared to 225,031 metric tons in the same period one year ago, representing an increase of 29%. The Company's annual production capacity at March 31, 2011 was 1,150,000 metric tons, as compared to 850,000 metric tons at March 31, 2010. As of March 31, 2011 Sino Clean Energy had 47 customers under CWSF supply agreements totaling approximately 1,200,000 metric tons per year, compared to 30 customers totaling approximately 600,000 metric tons of CWSF per year at March 31, 2010.

Cost of Goods Sold -- Cost of goods sold was $21.3 million for the quarter ended March 31, 2011, compared to $14.4 million for the first quarter of 2010, representing an increase of 48%, which was in line with the corresponding increase in sales.

Gross Profit and Gross Profit Margin -- Gross profit increased 24% to $12.5 million in the first quarter of 2011, as gross profit margin decreased from 41% in the first quarter of 2010 to 37% in the three months ending March 31, 2011, primarily due to lower selling prices to the company’s largest customer, Shenyang Haizhong Heat Resource, Ltd. due to government regulation on its heating price to residential users, significantly higher purchase prices of coal in Guangdong which increased production costs, and  higher depreciation costs on the machinery and plant at its Guangdong facility.

Selling, General and Administrative Expenses -- Selling expenses totaled $1.5 million for the quarter ended March 31, 2011, as compared to $0.9 million for the quarter ended March 31, 2010, an increase of 68%. This increase is mainly in transportation costs due to the growth of business in 2011. General and administrative expenses totaled $0.8 million for the first quarter of 2011, as compared to $0.7 million first quarter of 2010, an increase of approximately 17% primarily attributable to the expansion of the Company's operations and increased expenses related to being a public company.

Income from Operations -- Income from operations increased 17% to $9.9 million in the first quarter of 2011 from $8.5 million from the year ago period, due to the above-mentioned factors.

GAAP net income for the first quarter of 2011 was $12.1 million and diluted earnings per share was $0.48 based on 25.4 million shares. Adjusting for non-cash charges during each respective period, adjusted earnings were $8.1 million and $6.8 million for the first quarters ending March 31, 2011 and 2010, yielding $0.30 and $0.45 in diluted earnings per share, respectively.

Liquidity and Capital Resources

Cash and cash equivalents were $70.4 million at March 31, 2010 compared to $52.1 million at December 31, 2010. For the first quarter of 2011, the Company generated $7.4 million in net cash flow from operations, compared to $11.3 million in the first quarter of 2010. The Company had working capital of $71.0 million at March 31, 2011 and a current ratio of 4.8-to-1. Inventories were $2.7 million and the accounts receivable balance was $8.5 million at March 31, 2011, compared to approximately $1.3 million and $3.9 million at March 31, 2010, respectively. The annualized days sales outstanding for the first quarter of 2011 were 23 days.

Financial Outlook for 2011

Management is reaffirming fiscal 2011 guidance and expects revenues of at least $170 million and net income of at least $38 million, representing an increase of approximately 60.0% and 35.7% compared to 2010 revenues and adjusted net income, respectively. The Company also reaffirmed full year EPS guidance of $1.43 to $1.57 based on 26.6 million fully diluted shares. This guidance assumes total sales volume of 1.4 million metric tons of CWSF in 2011.

"I am happy with our solid first quarter results, which reflect successful execution of our growth strategy," began Baowen Ren, Chairman of Sino Clean Energy. "The early successes we have experienced in our first four months of production in our new 300,000 ton facility in Dongguan, signing nine customers to deliver approximately 404,000 tons(3) of CWSF over the next year, reaffirm our confidence in the long term growth opportunities we have in this market."

Mr. Ren continued, “Our strong balance sheet and cash flows provide us with the flexibility to capitalize on a variety of investment opportunities. With over $70 million in cash and cash equivalents at quarter-end, we are aggressively deploying our capital in investments that will generate tremendous returns to our shareholders.”

(3) Please note: The total number of metric tons was incorrectly disclosed in the 10-Q denoting 40.44 metric tons. The correct amount is 404,000 metric tons.

Conference Call

The conference call will take place at 10:00 a.m. ET on Wednesday, May 18, 2011. To attend the call, please use the dial-in information below. When prompted, ask for the "Sino Clean Energy call" and/or be prepared to provide the conference ID.

Date:	Wednesday, May 18, 2011
Time:	10:00 a.m. Eastern Time, US
Conference Line Dial-In (U.S.):	+1-877-941-1430
International Dial-In:	1-480-629-9857
Conference ID:	4441327"Sino Clean Energy Call"
Webcast link:	http://viavid.net/dce.aspx?sid=00008699

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through May 25, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4441327 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link, http://viavid.net/dce.aspx?sid=00008699, or at ViaVid's website at http://www.viavid.net.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water slurry fuel ("CWSF"). With locations in Shaanxi Province, Liaoning Province and Guangdong Province, Sino Clean Energy is one of the leading CWSF producers in China. For more information about Sino Clean Energy, please visit http://www.sinocei.net.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Sino Clean Energy.  Accordingly, management excludes the change in derivative liabilities, gains (losses) on extinguishment of derivative liabilities, expenses related to escrow shares, the fair value of shares issued for bonus interest, and amortization of note discount when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings (Unaudited)

	Three Months Ended
	March 31
	(Unaudited)	(Unaudited)
	2011	2010
Net Income(loss)	12,079,753	20,460,621
Gain on extinguishment of derivative liability	--	(28,404,181)
Change in fair derivative liabilities	(4,010,630)	4,239,929
Amortization of notes discount		8,601,975
Value of shares issued for bonus interest	--	1,864,701

Adjusted earnings	8,069,123	6,763,045
Basic adjusted earnings per common share	$0.30	$0.53
Diluted adjusted earnings per common share	$0.30	$0.45

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Company:
Ming Lee
Assistant to the Chairman
Tel:   +86-139-9138-7497 (China)
Email: marin_lm@163.com

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net

Sino Clean Energy Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$70,355,170	$52,055,857
Accounts receivable, net	8,501,108	3,856,941
Inventories	2,710,363	1,261,334
Prepaid inventories	7,358,686	10,242,878
Prepaid and other current assets	44,546	51,048
Due from related party-Suo’ang BST	-	10,307,912
Land use right – current portion	113,696	40,079
Total current assets	89,083,569	77,816,049

Land use right – non-current portion	5,377,424	1,799,889
Property, plant and equipment, net	19,769,101	13,609,932
Deposit on land use rights, plants and equipment	-	9,409,091
Goodwill	762,018	762,018
Total assets	$114,992,112	$103,396,979

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,891,915	$1,560,183
Payable on plant acquisition	2,329,409	-
Taxes payable	2,242,325	3,329,844
Mortgage payable – current portion	5,555	5,450
Amount due to directors	48,458	48,457
Derivative liabilities	10,544,397	14,555,027
Total current liabilities	18,062,059	19,498,961

Mortgage payable –non-current portion	159,948	160,095
Total liabilities	18,222,007	19,659,056

Commitments and contingencies

Shareholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized
None issued and outstanding
Common stock, $0.001 par value, 30,000,000 shares authorized,
23,467,940 and 23,452,270 issued and outstanding as of March
31, 2011 and December 31, 2010 respectively	23,467	23,452
Additional paid-in capital	66,601,745	66,567,560
Retained earnings	21,301,677	9,221,924
Statutory reserves	4,739,048	4,739,048
Accumulated other comprehensive income	4,104,168	3,185,939
Total shareholders’ equity	96,770,105	83,737,923
Total liabilities and shareholders’ equity	$114,992,112	$103,396,979

Sino Clean Energy Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Other Comprehensive Income

(Unaudited)

	Three months ended March 31,
	2011	2010

Revenue	$33,780,732	$24,509,004

Cost of goods sold	(21,281,408)	(14,400,177)

Gross profit	12,499,324	10,108,827

Selling expenses	1,527,466	911,079
General and administrative expenses	1,031,542	719,182

Income from operations	9,940,316	8,478,566

Other income (expense)
Interest and finance cost	-	(10,444,563)
Interest income	44,187	12,871
Gain on extinguishment of derivative liability	-	28,404,181
Change in fair value of derivative liabilities	4,010,630	(4,239,929)

Total other income (expense)	4,054,817	13,732,560

Income before provision for income taxes	13,995,133	22,211,126

Provision for income taxes	1,915,380	1,750,505

Net income	12,079,753	20,460,621

Other comprehensive income
Foreign currency translation adjustment	918,229	12,206

Comprehensive income (loss)	$12,997,982	$20,472,827

Weighted average number of shares
-Basic	23,465,794	12,851,265
-Diluted	25,381,392	14,933,797

Income (loss) per common share
- Basic	$0.51	$1.59
- Diluted	$0.48	$1.37

Sino Clean Energy Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$12,079,753	$20,460,621
Adjustments to reconcile net income to cash provided by operating activities :
Depreciation and amortization	735,857	469,002
Amortization of discount on convertible notes	-	8,601,975
Fair value of vested stock options	-	18,152
Fair value of common stock issued for repayment of interest expense	-	1,864,701
Change in fair value of derivative liabilities	(4,010,630)	4,239,929
Gain on extinguishment of derivative liability	-	(28,404,181)

Change in operating assets and liabilities :
Accounts receivable	(4,592,187)	864,382
Inventories	(1,432,356)	83,332
Prepaid inventories	2,951,225	1,198,775
Prepaids and other current assets	6,871	284,658
Tax recoverable	-	138,495
Accounts payable and accrued expenses	(370,299)	933,026
Taxes payable	(312,674)	554,955
Net cash provided by operating activities	5,055,560	11,307,822

Cash flows from investing activities:
Prepayments and deposits	-	(499,062)
Payable on plant acquisition	2,318,540	-
Repayment from related party- Suo’ang BST	10,639,915	-
Purchase of property, plant and equipment	(47,751)	(3,532,523)
Net cash provided by (used in) investing activities	12,910,704	(4,031,585)

Cash flows from financing activities:
Cash received from exercise of warrants	34,200	173,980
Repayment of mortgage payable	(1,344)	-
Net cash provided by financing activities	32,856	173,980

Effect of foreign currency translation	300,193	7,851
Net increase in cash and cash equivalents	18,299,313	7,458,068

Cash and cash equivalents, beginning of period	52,055,857	18,302,558
Cash and cash equivalents, end of period	$70,355,170	$25,760,626

Supplemental Disclosure Information:
Cash paid for taxes	$2,127,983	$1,616,656

Supplemental non-cash investing and financing activities:
Deposits applied to purchase of land use rights, property, plant and equipment	$9,409,091	$-
Issuance of shares upon conversion of convertible notes	$-	$10,217,000